SUB-ITEM 77Q1(A)

An Amendment, dated February 14, 2013, to the Amended and Restated Declaration of Trust of MFS Series Trust IX, dated December 16, 2004, is contained in Post-Effective Amendment No. 82 to the Registration Statement of MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2013, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.